UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2023
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.0  Entry Into a Material Definitive Agreement.

On, June 29, 2023, Axogen, Inc. (the “Company”), and Axogen Corporation (“AC”) and Axogen Processing Corporation (“APC”), each of which are wholly-owned subsidiaries of the Company, entered into an amendment, effective as of June 29, 2023 (“Amendment No. 1”) to the Term Loan Agreement, dated June 30, 2020 (the “Oberland Loan”) entered into by and among the Company, as borrower, AC and APC, as guarantors, TPC Investments II, LP (“Lender”) and Argo SA LLC (“Argo”), as administrative agent for the Lender. Pursuant to Amendment No. 1, the Oberland Loan was amended to transition the benchmark interest rate from LIBOR to Adjusted Term SOFR and corresponding changes to the mechanism for determining alternative rate of interest in the event that Adjusted Term SOFR is unavailable.

A copy of Amendment No. 1 is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference thereto. The foregoing summary of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of Amendment No. 1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 1 to the Term Loan Agreement, dated as of June 30, 2023, among Axogen, Inc., Axogen Corporation, Axogen Processing Corporation, TPC Investments II LP and Argo SA LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Dated: June 30, 2023	By:	/s/ Marc Began
Marc Began
Executive Vice President, General Counsel and Chief Compliance Officer